UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2014

3D Pioneer Systems, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	333-184026	27-1679428
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22, Hanover Square, west Central, London, United Kingdom, W1S 1JP
(Address of principal executive offices, including zip code)

0044-203-700-8925
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02	Unregistered Sales of Equity Securities

On February 3, 2014, 3D Pioneer Systems, Inc., a Nevada corporation (the "Corporation") reported in a current report on Form 8-K, and in an amendment thereto, as filed with the Securities and Exchange Commission ("SEC"), that it had entered into a Financing Agreement, (the "Agreement") with a Non-U.S. Person, as defined under Regulation S of the Securities Act of 1933, as amended (the "Act").  Pursuant to the Agreement, the Corporation will have access to drawdowns of $500,000 USD until January 15, 2016.  The Corporation will submit such request for each drawdown to the Non-U.S. Person, and once accepted the Corporation shall issue common stock, which shall be exempt from registration under Regulation S of the Act.

As of March 31, 2014, we have received the last subscription from the Non-U.S. Person for $180,000 USD, in which we will issue 532,151 shares of restricted common stock, valued at $0.33825 per share.  Therefore, after this fourth subscription, we do not have available drawdowns.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

By:	/s/ Alexandros Tsingos
Alexandros Tsingos, CEO

Dated: April 3, 2014